14248.2
                                                     EXHIBIT 10.6


 SMITH'S FOOD & DRUG CENTERS, INC. EMPLOYEE PROFIT SHARING PLAN




             Established Effective January 3, 1993



                       TABLE OF CONTENTS
                                                             Page

ARTICLE I - DEFINITIONS                                         1
     Affiliated Company                                         1
     Agent for Service                                          1
     Authorized Absence                                         1
     Beneficiary                                                2
     Break in Service                                           2
     Code                                                       2
     Committee                                                  2
     Common Stock                                               2
     Company                                                    2
     Compensation                                               2
     Disability                                                 3
     Employee                                                   3
     Employment Commencement Date                               3
     ERISA                                                      3
     Fiduciary                                                  3
     Hour of Service                                            4
     Named Fiduciary                                            4
     Participant                                                4
     Participant Account                                        4
     Plan                                                       4
     Plan Year                                                  4
     Related Plan                                               4
     Trust                                                      4
     Trust Fund                                                 4
     Trustees                                                   4
     Valuation Date                                             4
     Year of Service                                            4

ARTICLE II - SERVICE AND LEAVE OF ABSENCE                       5
     2.1      Years of Service                                  5
     2.2      Hours of Service.                                 5

ARTICLE III - ELIGIBILITY AND PARTICIPATION                     7
     3.1      Initial Participation                             7
     3.2      Termination of Participation                      7
     3.3      Participation Following Re-Employment or Ineligible
     Employment                                                 7

ARTICLE IV - CONTRIBUTIONS                                      8
     4.1      Amount of Contributions                           8
     4.2      Time for Payment                                  8
     4.3      Form of Contributions                             8
     4.4      Return of Contributions for Failure of
     Deductibility or Mistake of Fact                           8
     4.5      For Exclusive Benefit of Employees                9
     4.6      Participant Contributions                         9
     4.7      Rollovers and Transfers from Other Plans          9

ARTICLE V - ACCOUNTS, ALLOCATIONS AND VESTING                   9
     5.1       Participant Accounts                             9
     5.2       Allocation and Crediting of Company Contributions
     and Forfeitures                                            9
     5.3       Allocation and Crediting of Cash Dividends       9
     5.4       Stock Splits, Warrants and Options              10
     5.5       General Limitation on Allocations to P
       articipants                                             10
     5.6       Vesting                                         12
     5.7       Permissive Vesting                              12

ARTICLE VI - VALUATION                                         12
     6.1       Valuation of Trust Fund                         12
     6.2       Allocation of Earnings and Losses               13
     6.3       Notice of Value of Participant Accounts         13

ARTICLE VII - PAYMENT OF ACCOUNT BALANCES                      13
     7.1       Fully Vested Benefits                           13
     7.2       Non-Vested Benefits                             13
     7.3       Forfeitures                                     13
     7.4       Manner of Making Distributions                  13
     7.5       Time for Making Distributions                   14
     7.6       Persons Under Legal or Other Disability         14
     7.7       Designation of Beneficiaries                    15
     7.8       Missing Participants or Beneficiaries           15
     7.9       Pre-Termination Distributions on Account of
     Hardship   16
     7.10      Rollover Transfers and Withholding              17

ARTICLE VIII - LIMITATIONS OF RIGHTS                           17
     8.1       Non-Transferability of Benefits                 17
     8.2       Employees' Rights; Limitations                  17

ARTICLE IX - AMENDMENT; MERGER, CONSOLIDATION OR
          TRANSFER OF ASSETS; TERMINATION                      17
     9.1       Amendment                                       17
     9.2       Merger, Consolidation or Transfer of Assets     18
     9.3       Termination                                     18
     9.4       Discontinuance of Contributions                 18
     9.5       Limitations                                     19
     9.6       Notice of Amendment, Termination or Partial
     Termination                                               19

ARTICLE X - TRUST FUND                                         19
     10.1      Trust Agreement                                 19
     10.2      Trust Contributions                             19
     10.3      Trust Fund Investments                          20
     10.4      Participant Accounts                            20
     10.5      Voting Rights                                   20

ARTICLE XI - CLAIM AND REVIEW PROCEDURE                        20
     11.1      Definitions                                     20
     11.2      Claim Filing Procedure                          20
     11.3      Consideration of Claim; Rendering of Decision   21
     11.4      Appellate Review Procedure                      21
     11.5      Limitation on Claims Procedure                  22
     11.6      Other Remedies                                  22
     11.7      Authorized Representatives                      22

ARTICLE XII - ADMINISTRATION                                   22
     12.1      Allocation of Responsibility Among Fiduciaries  22
     12.2      Appointment of Committee                        23
     12.3      Committee Meetings                              23
     12.4      Committee Officers                              23
     12.5      Committee Expenses                              23
     12.6      Committee Responsibilities                      24
     12.7      Other Powers                                    24
     12.8      Indemnification of Committee                    24
     12.9      Expenses of Establishing and Administering the
     Plan       25

ARTICLE XIII - TOP-HEAVY PROVISIONS                            25
     13.1      Special Rules Applicable for Top-Heavy
               Plan Years                                      25
     13.2      Definitions Relating to Top-Heavy Provisions    26

ARTICLE XIV - MISCELLANEOUS                                    28
     14.1      Governing Law                                   28
     14.2      Information Returns                             28
     14.3      Company Action                                  28
     14.4      Company Records                                 28
     14.5      No Guarantee of Interests                       28
     14.6      Interpretations and Adjustments                 28
     14.7      Uniform Rules                                   29
     14.8      Evidence                                        29
     14.9      Waiver of Notice                                29
     14.10     Gender and Number                               29

 SMITH'S FOOD & DRUG CENTERS, INC. EMPLOYEE PROFIT SHARING PLAN


             Established Effective January 3, 1993



       THIS EMPLOYEE PROFIT SHARING PLAN, is hereby established effective January 3, 1993, by Smith's Food & Drug Centers, Inc., a Delaware corporation, for the purpose of providing funds for the eventual retirement of its eligible employees, and to provide eligible employees greater incentive to strive for the success of the operation of Smith's Food & Drug Centers, Inc. through ownership of Smith's Food & Drug Centers, Inc. common stock acquired with plan contributions.

                           ARTICLE I

                          DEFINITIONS

       The following terms, when used in the Plan, shall have the meaning set forth below, unless a different meaning is plainly required by the context:

       "Affiliated Company" means the Company, and any other employer that is, along with the Company, a member of a controlled group of corporations or under common control (as defined in Section 414(b) and (c) of the Code), a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company or any other entity required to be aggregated with the Company pursuant to regulations under
Section 414(o) of the Code.

       "Agent for Service" means the Committee or any member thereof.

       "Authorized Absence" means any of the following periods of absence from employment from the Company:

            (a) layoffs, not in excess of 6 months, due to temporary closing or downturn of business,

            (b) leaves of absence authorized by the Company in accordance with standard personnel policies applied in a uniform and nondiscriminatory manner to all Employees similarly situated, and

            (c) military leave while the Employee's rights are protected by law; provided the Employee returns to employment with the Company immediately (but in the case of military leave, within the 90-day period following release or discharge from the military or within the period prescribed by applicable law, whichever is longer) upon the expiration of such periods of absence.

       "Beneficiary" means the person or persons who become entitled to receive payments in the event of the death of a Participant in accordance with the provisions of Section 7.7.

       "Break in Service" means a Plan Year during which an Employee or Participant is credited with 500 or fewer Hours of Service with the Company. A Break in Service shall not be deemed to have occurred during any period of Authorized Absence.

       "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

       "Committee" means the Administrative Committee designated in accordance with Section 12.2.

       "Common Stock" means the Company's Class B common stock which is readily tradable on an established securities market or other common stock issued by the Company which is readily tradable on an established securities market.

       "Company" means Smith's Food & Drug Centers, Inc., a corporation organized and existing under the laws of the State of Delaware, and, where applicable, its subsidiaries which have adopted the Plan.

       "Compensation" means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Company for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation is determined without regard to any rules under Section 3401 which limit the remuneration included in wages based on the nature or location of the employment or the services performed. Notwithstanding the foregoing, Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction arrangement and which is not includable in the gross income of the Employee under Sections 125 (i.e., a cafeteria plan) or 402(a)(8) (i.e., a Section 401(k) cash or deferred arrangement) of the Code. Notwithstanding the foregoing, Compensation shall not include amounts in excess of $200,000 (adjusted at the same time and in the same manner as permitted under Section 415(d) of the Code). In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the applicable period. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this provision prior to the application of this limitation.

       "Disability" means, as determined by the Committee in its sole discretion, the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

       "Employee" means any person who is employed by the Company but excludes any person who is employed as an independent contractor. A person who is considered a leased employee of the Company within the meaning of Sections 414(n)(2) and 414(o)(2) of the Code shall not be considered an Employee for purposes of the Plan but shall be considered an employee for purposes of the requirements of Section 414(n)(3) of the Code; provided, however, a leased employee shall not be considered an employee of the Company for any purpose if:

                      (a)  such leased employee is covered by a
                 money purchase pension plan providing:

                                (1)  a non-integrated employer
                      contribution rate of at least 10% of
                      compensation, as defined in Section
                      415(c)(3) of the Code, but including
                      amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 401(a)(8), 402(h) or 403(b)
                      of the Code;

                                (2)  immediate participation; and

                                (3)  full and immediate vesting.

                      (b)  leased employees do not constitute
                 more than 20% of the recipient's non-highly compensated work force.

       "Employment Commencement Date" means the date on which an Employee is first credited with an Hour of Service or, if applicable, the date on which an Employee is first credited with an Hour of Service following a Break in Service.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "Fiduciary" means any person who: (a) exercises any discretionary authority or control respecting management of the Plan or exercises any authority or control respecting management or disposition of the assets of the Plan, (b) renders investment advice for a fee or any other compensation, direct or indirect, with respect to any monies or other property of the Trust Fund, or has any authority or responsibility to do so, or (c) has any discretionary responsibility in the administration of the Plan and Trust.

       "Hour of Service" mean each hour credited to an Employee under Section 2.2.

       "Named Fiduciary" means the Committee.

       "Participant" means any Employee who becomes a Participant as provided in Article III hereof. Whether or not an Employee is eligible to be a Participant shall be determined by the Committee.

       "Participant Account" means the account established and maintained for each Participant pursuant to Article V.

       "Plan" means the plan set forth in and created by this document, and all subsequent amendments thereto.

       "Plan Year" means the fiscal year of the Plan and shall coincide with the Company's fiscal year.

       "Related Plan" means any defined contribution plan (as defined in Section 415(k) of the Code) maintained by the Company or by any other employer that is, along with the Company, a member of a controlled group of corporations or under common control (as defined in Section 414(b) and (c) of the Code, as modified by Section 415(h) thereof) or by any member of an affiliated service group (as defined in Section 414(m) of the Code) or by any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

       "Trust" means the trust set forth in and created by the Smith's Food & Drug Centers, Inc. Stock Profit Sharing Trust effective January 3, 1993.

       "Trust Fund" means all assets held by the Trustees for the Company under the Trust.

       "Trustees" means the trustee or trustees of the Trust created pursuant to the Plan and any duly appointed and qualified successor trustee or trustees.

       "Valuation Date" means each date the Trust Fund is valued by the Trustees in accordance with Section 6.1.

       "Year of Service" means each year credited to an Employee under Section 2.1.

                           ARTICLE II

                  SERVICE AND LEAVE OF ABSENCE

       2.1 Years of Service. Years of Service shall include each Plan Year during which an Employee has completed at least
1,000 Hours of Service with the Company.

            2.1.1     Years of Service shall not include Plan
       Years beginning prior to the effective date of the Plan.

            2.1.2 If a Participant who incurred a Break in Service is reemployed by the Company, his Years of Service shall include Years of Service to his credit at the beginning of such Break in Service, unless he did not have a vested and nonforfeitable right to any portion of his Participant Account prior to such Break in Service and the number of consecutive one-year Breaks in Service equals or exceeds five.

       2.2 Hours of Service. The term "Hour of Service", with respect to any Employee, shall include:

            2.2.1 Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

            2.2.2 Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

            2.2.3 Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company. For vesting purposes, these hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

            2.2.4 Hours of Service shall be determined on the following basis: for hourly paid Employees, from records of the Company or Affiliated Company of hours worked and hours for which payment is made or due as determined under this Section 2.2, and for salaried Employees, on the basis of 45 hours per week, with an Employee receiving credit for a full week for each week during which he has one Hour of Service. An Employee shall not receive credit more than once for any Hour of Service.

            2.2.5  For purposes only of determining a Break in
       Service:

                      (a)  For any period of Authorized Absence,
            Hours of Service are determined on the basis of a 45-hour week or pro rata portion thereof.

                      (b)  For any period of absence (i) by
            reason of the pregnancy of the Employee, the birth of a child of the Employee, or the placement of a child with the Employee in connection with the adoption of such child by the Employee or (ii) for purposes of caring for such child of the Employee for a period beginning immediately following such birth or placement, Hours of Service are determined under 2.2.5(c) and (d).

                      (c)  The hours to be credited as Hours of
            Service for purposes of 2.2.5(b) shall be those Hours of Service which otherwise would normally have been credited to the Employee under the Plan, except that if the Committee is unable to determine the foregoing, eight Hours of Service shall be credited to the Employee for each working day of such absence. Provided, that the total Hours of Service to be credited by reason of any one pregnancy or placement shall not exceed 501.

                      (d)  The Hours of Service described in
            2.2.5(b) and (c) shall be credited only to the computation period in which the period of absence begins if the Employee would be prevented from incurring a One Year Break in Service in such period solely because such period of absence is treated as Hours of Service hereunder, or, in any other case, in the immediately following computation period.

            2.2.6 Notwithstanding anything else to the contrary, for purposes only of allocating contributions and forfeitures under Section 5.2, the following shall apply:

                      (a)  The hours to be credited as Hours of
            Service pursuant to this Section 2.2 shall only be hours for which an Employee is paid, or entitled to payment, by the Company and such hours shall be credited to the Plan Year in which the payment is made. Hours of Service for salaried Employees shall be determined on the basis of 45 hours per week. A salaried Employee who is employed for less than a full week shall be credited with the pro rata portion of such week during which he is employed by the Company.

                      (b)  The Hours of Service credited to a
            Participant during a Plan Year shall not exceed
            2,080.

       2.2.7 Provisions of this Section 2.2 shall be construed so as to resolve any ambiguities in favor of crediting an Employee with Hours of Service.

                          ARTICLE III

                 ELIGIBILITY AND PARTICIPATION

       3.1 Initial Participation. Each Employee shall become a Participant in the Plan on his Employment Commencement Date. Notwithstanding the foregoing, the following classes of Employees shall be excluded from participation in the Plan: (a) Employees who are holding or have exercised an option under any stock option plan of the Company; (b) Employees who are officers of the Company; and (c) Employees who are members of the Board of Directors of the Company.

       3.2 Termination of Participation. A Participant shall continue to be such until the first to occur of the following events:

            3.2.1 Normal or Late Retirement. The Participant retires from the employ of the Company on or after the date on which he attains age 65. Until actual retirement, a Participant shall continue to participate in the Plan.

            3.2.2  Disability Retirement.  The Participant
       retires or is retired from the employ of the Company because of Disability, irrespective of his age.

            3.2.3  Death.  The Participant dies.

            3.2.4 Resignation or Dismissal. The Participant resigns or is dismissed from the employ of the Company before retirement in accordance with 3.2.l or 3.2.2 above.

            3.2.5  Ineligible Class of Employees.  The
       Participant becomes a member of an ineligible class of Employees.

       3.3  Participation Following Re-Employment or Ineligible
Employment.

            3.3.1 Former Employees. A former Participant shall become a Participant immediately upon his return to the employ of the Company.

            3.3.2 Eligible Classes of Employees. In the event a Participant becomes ineligible to participate because the Employee is no longer a member of the eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees. In the event an Employee who has never been a Participant because the Employee was not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the requirements of Section 3.1, and would have previously become a Participant had the Employee been in the eligible class.

                           ARTICLE IV

                         CONTRIBUTIONS

       4.1 Amount of Contributions. With respect to each Plan Year and subject to Section 4.4, the Company shall contribute to the Plan such amounts as may be determined by the Executive Committee of the Board of Directors or by the executive officer(s) of the Company to whom the Board of Directors has delegated such responsibility.

       4.2 Time for Payment. The Company may make payment of its contribution for a Plan Year in one sum or several installments on any date or dates which the Company may select, but shall complete the transfer of its contribution for each Plan Year on or before the date prescribed by law (including extensions thereof) for the filing of its federal income tax return for the fiscal year corresponding to the applicable Plan Year.

       4.3 Form of Contributions. The Company contributions with respect to each Plan Year shall be transferred to the Trustees in the form of cash or Common Stock, as determined by the Company's Board of Directors.

       4.4 Return of Contributions for Failure of Deductibility or Mistake of Fact. Notwithstanding anything herein to the contrary, upon the Company's request, a contribution which was conditioned upon the deductibility of the contribution under
Section 404 of the Code shall be returned (to the extent the deduction is disallowed) to the Company within one year after the date on which the deduction is disallowed. Each contribution made by the Company pursuant to this Article IV is hereby expressly conditioned upon the deductibility of the contribution under Section 404 of the Code. If a contribution or any portion thereof is made by the Company as a result of a mistake of fact, the Trustees shall, upon written request by the Company, return the contribution or such portion to the Company within one year after the date of payment to the Trustees. If a contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustees shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

       4.5 For Exclusive Benefit of Employees. Any and all contributions by the Company to the Plan, with the exceptions covered by Section 4.4, shall be irrevocable, and neither such contributions nor any income therefrom shall be used for, nor diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan.

       4.6 Participant Contributions. No Participant shall be required or permitted to make contributions to the Plan.

       4.7 Rollovers and Transfers from Other Plans. Rollover contributions and transfers from other qualified retirement plans shall not be permitted.

                           ARTICLE V

               ACCOUNTS, ALLOCATIONS AND VESTING

       5.1 Participant Accounts. A separate Participant Account shall be established and maintained by the Committee for each Participant.

       5.2 Allocation and Crediting of Company Contributions and Forfeitures. Subject to the limitations in this Section 5.2 and
Section 5.5, as of the last day of each Plan Year, the Company contribution for the Plan Year ending on that date, together with forfeitures which arose under the Plan during that year, shall be allocated among and credited to the Participant Accounts of the Participants described below in the ratio which the Hours of Service credited to each Participant for the Plan Year bears to the total Hours of Service credited to all Participants for such Plan Year. The Company contribution for any Plan Year will be allocated among and credited to the Participant Accounts of the following Participants:

            5.2.1 Participants who are credited with a Year of Service for the Plan Year and are still Employees as of the last day of the Plan Year; and

            5.2.2 Participants who died, retired or became permanently and totally disabled during the Plan Year.

Any allocation of Common Stock will be carried in whole and fractional shares.

       5.3 Allocation and Crediting of Cash Dividends. Any cash dividends declared on the Common Stock held in Participant
Accounts shall be allocated to the corresponding Participant
Accounts and may be applied by the Trustees to the purchase of additional Common Stock.

       5.4 Stock Splits, Warrants and Options. Any Common Stock received by the Trustees as a result of a stock split or stock dividend, or a reorganization or other recapitalization of the Company will be allocated in the same manner as the Common Stock to which it is attributable is then allocated. In the event any rights, warrants or options are issued on Common Stock, the Trustees will exercise them for the acquisition of additional Common Stock to the extent that cash is then available from any source including dividends on Common Stock. Any Common Stock acquired in this fashion will be treated as Common Stock bought by the Trustees for the net price paid. Any rights, warrants or options on Common Stock which cannot be exercised for lack of cash may be sold by the Trustees and the proceeds treated as a current cash dividend received on Common Stock. Common Stock acquired in this fashion will be allocated to each Participant Account in the same ratio that the Common Stock in each Participant Account bears to the aggregate total of the Common Stock in all Participant Accounts.

       5.5  General Limitation on Allocations to Participants.
Notwithstanding any other provisions of the Plan, the Annual
Addition (defined in 5.5.4) credited to a Participant Account for any Plan Year shall not exceed an amount equal to:

            5.5.1  The lesser of:

                      (a)  $30,000 or, if greater, one-fourth of
            the defined benefit dollar limitation set forth in
            Section 415(b)(1)(A) of the Code as in effect for the limitation year; or

                      (b)  25 percent of the Participant's
            Compensation for the limitation year (defined in 5.5.6).

       If the foregoing limitation is exceeded, the Participant's
       Annual Addition shall be reduced as provided in 5.5.5.

            5.5.2 The limitation in 5.5.1 shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service and any other amount which is otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

            5.5.3 If a Participant also participates in a defined benefit plan (as defined in Section 415(k) of the Code) maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section 415(e) of the Code) shall not exceed 1.0 for any limitation year (defined in 5.5.6). If the sum of the fractions exceeds 1.0, the Participant's Annual Addition shall be reduced as provided in 5.5.5. For purposes of this Section 5.5, a plan is deemed to be maintained by the Company if the plan is maintained by any employer that is, along with the Company, a member of a controlled group of corporations or under common control (as defined in Section 414(b) and (c) of the Code, as modified by Section 415(b) thereof) or a member of an affiliated service group (as defined in Section 414(m) of the Code).

            5.5.4 The Annual Addition described in 5.5.1 subject to the above limitations consists of the following:

                      (a)  The amount of any Company
            contributions credited to the Participant's Account under the Plan and the Participant's account under any Related Plan during the Plan Year;

                      (b)  The amount of any forfeitures credited
            to the Participant's Account under the Plan and the Participant's account under any Related Plan during the Plan Year;

                      (c)  The amount of any contributions made
            by the Participant under any Related Plan during the Plan Year; and

                      (d)  The amount allocated to the
            Participant's individual medical account, as defined in Section 415(1)(1) of the Code, under any Related
            Plan during the Plan Year; and

                      (e)  The amount attributable to
            post-retirement medical benefits allocated to the separate account of a Participant, who is a key employee (as defined in Section 419A(d)(3) of the Code), under a welfare benefit plan (as defined in
            Section 419(e) of the Code) maintained by the Company.

            5.5.5 Any increases in the value of a Participant's Account due to an increase in the fair market value of the Trust Fund are not subject to the limitations of 5.5.1.
       In the event that it is determined that, but for this 5.5.5, the Annual Addition to a Participant's Account would be in excess of the limitations contained in this Section, such Annual Addition shall be reduced to the extent necessary to bring such Annual Addition within the limitations contained in this Section in the following order:

                      (a)  Any Participant contributions which
            are included in such Annual Addition shall be returned to a Participant and shall be treated as a withdrawal of Participant contributions; and

                      (b)  If there are no such Participant
            contributions, or if such Participant contributions are not sufficient to reduce the Annual Addition to the limitations contained herein, such Participant's allocable share of Company contributions for the Plan Year shall be reduced.

       The portion of any contribution which has been allocated to a Participant under the Plan for a Plan Year, but which cannot be credited to his Participant Account because of the limitations imposed by this Section 5.5 shall, subject to the limitations of this Section 5.5, be allocated among and credited to the Participants entitled to share in the contribution for that year in accordance with Section 5.2.

            5.5.6 For purposes of this Section 5.5, the term "limitation year" means the period to be used in determining the Plan's compliance with Section 415 of the Code and the regulations thereunder. The Company shall take all actions to ensure that the limitation year is the same period as the Plan Year.

       5.6  Vesting.  A Participant's interest in his Participant
Account shall become vested and nonforfeitable to the extent of the following percentages, based upon his Years of Service completed after the effective date of the Plan, unless otherwise provided in Articles IX or XIII:

                 Years of Service         Percentage Vested

                 Less than 5                      0
                 5 or more                100

The foregoing to the contrary notwithstanding, if a Participant retires or is retired pursuant to 3.2.1 or 3.2.2 or dies while an Employee of the Company, the Participant's interest in his Participant Account shall thereafter be fully vested and nonforfeitable.

       5.7  Permissive Vesting.  Notwithstanding the rules of
Section 5.6 above, the Board of Directors of the Company may determine that the interests of all Participants under the Plan who are affected by a closure or sale of a unit of the Company to an entity that is not an Affiliated Company shall become fully vested and nonforfeitable, notwithstanding the fact that the closure or sale does not constitute a partial termination under
Section 9.3.

                           ARTICLE VI

                           VALUATION

       6.1 Valuation of Trust Fund. As soon as practicable, the Trustees shall determine the fair market value of the Trust Fund as of the last day of each Plan Year (excluding the Company's contribution due as of that day and any amounts distributed to Participants whose participation was terminated during the period), and as of such other dates as may be determined by the Trustees, in such manner as the Trustees in their discretion shall prescribe but in accordance with a method consistently followed and uniformly applied.

       6.2 Allocation of Earnings and Losses. Any increases or decreases in such value since the preceding Valuation Date shall be allocated by the Committee to Participant Accounts on the basis of account balances as of the last day of the current Plan Year, but prior to crediting of any contributions for such Plan Year.

       6.3 Notice of Value of Participant Accounts. Within 60 days following receipt of a written request (but not more frequently than once during any 12-month period), the Committee shall give a Participant notice in writing of the fair market value of his Participant Account. Alternatively, the Committee may elect to give each Participant notice in writing as soon as practicable after the end of the Plan Year of the fair market value of his Participant Account including Company contributions and forfeitures allocated to his account as of the last day of the Plan Year.

                          ARTICLE VII

                  PAYMENT OF ACCOUNT BALANCES

       7.1 Fully Vested Benefits. If a Participant retires or is retired from the employ of the Company under 3.2.1 or 3.2.2, dies while in the employ of the Company, or resigns or is dismissed when his Participant Account is fully vested in him, the entire balance (after all adjustments then required under the Plan have been made) in his Participant Account will become distributable to or for his benefit, or to or for the benefit of his Beneficiary, as the case may be, in accordance with Sections
7.4 and 7.5.

       7.2 Non-Vested Benefits. Except as specifically provided in Section 7.1, if a Participant resigns or is dismissed from the employ of the Company before retirement under 3.2.1 or 3.2.2 and before becoming vested under Article V, the Participant will not be entitled to a benefit under the Plan. The balance in his Participant Account will be reduced to the extent not vested in accordance with Article V.

       7.3 Forfeitures. The amount, if any, by which a Participant Account is reduced in accordance with Section 7.2 will be a forfeiture and, to the extent not needed to restore forfeitures pursuant to this Section 7.3, will be allocated and credited in accordance with Section 5.2 as of the last day of the Plan Year in which the Participant was deemed to receive a distribution of his Participant Account. For purposes of this
Section 7.3, a zero vested Participant Account balance will be deemed distributed immediately upon termination of employment by the Participant. If a Participant is deemed to receive a distribution pursuant to this Section 7.3, and the Participant resumes employment covered under this Plan before the Participant has incurred five consecutive one-year Breaks in Service, his Participant Account balance on the date of the deemed distribution shall be restored, without adjustment for earnings or losses.

       7.4 Manner of Making Distributions. The entire balance (after all adjustments then required under the Plan have been made) in a Participant Account, as of the Valuation Date next preceding the date of distribution, will be distributed in a single sum to or for the benefit of the Participant, or in the event of his death to or for the benefit of his Beneficiary, in the form of whole shares of Common Stock, or cash in the following manner. At least 30 days before the proposed payment date, the Committee shall notify the Participant of his right to demand distribution of his Participant Account entirely in whole shares of Common Stock (with the value of fractional shares paid in cash). The Participant or, if applicable, the Beneficiary does not elect, within 15 days following the date of notification by the Committee of such right, to receive a distribution of his Participant Account entirely in whole shares of Common Stock (with the value of fractional shares paid in cash), the Participant Account shall be distributed entirely in whole shares of Common Stock (with the value of fractional shares paid in cash) or in cash as determined by the Committee. The amount of fractional shares, if any, to be paid in cash will be based on the market value of the Common Stock as of the Valuation Date coincident with or immediately preceding the date on which the distribution occurs.

       7.5 Time for Making Distributions. If a Participant Account becomes distributable under Section 7.1, distribution of the balance of such Account will be made as soon as administratively practicable following the date the Participant terminates participation in the Plan pursuant to Section 3.2, but in no event later than the 60th day next following the close of the Plan Year during which the Participant attains age 65 or terminates employment with the Company, whichever occurs last. However, if the balance of the Participant Account exceeds $3,500, distribution of such Account shall not be made prior to age 65 or death, whichever occurs first, unless the Participant consents in writing to such distribution. Anything else to the contrary notwithstanding, distribution of the Participant Account will be made or commenced by April 1 of the calendar year following the calendar year in which the Participant attains 70-1/2 without regard to whether the Participant has terminated employment. If a Participant is eligible to share in any contribution or other amount not distributed pursuant to the foregoing provisions, such amount shall be distributed as soon as administratively practicable after the time such amount is allocated on his behalf. If part or all of a Participant Account is assigned to an alternate payee pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code, distribution of the assigned portion of such Account may be made or commenced in accordance with this Article without regard to whether the Participant has attained his "earliest retirement age" within the meaning of Section 414(p) of the Code. For purposes of the distribution of the assigned portion of the Participant Account, the alternate payee will be treated as if the alternate payee were a Participant.

       7.6 Persons Under Legal or Other Disability. In the event a Participant or Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

       7.7 Designation of Beneficiaries. Each Participant from time to time, by signing a form furnished by the Committee, may designate any person or persons to whom his benefits under the Plan are to be distributed if the Participant dies before receiving all of such benefits. If the Participant is married, the Participant may not designate a Beneficiary other than the Participant's spouse unless the Participant's spouse consents in writing to such designation. The consent is irrevocable, must designate a Beneficiary which cannot be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without spousal consent), must acknowledge the effect of such designation, and must be witnessed by a Plan representative or a notary public. Such consent will not be required if it is established to the satisfaction of the Committee that the spouse cannot be located or that there is some other circumstance precluding such consent as set forth in regulations under Section 417 of the Code. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Any beneficiary designation or any consent by the Participant's spouse (or establishment that a spouse cannot be located) will be void if the Participant marries or remarries.

       A beneficiary designation form will be effective only when the form is filed in writing with the Committee while the Participant is alive and will cancel all beneficiary designation forms previously signed and filed by the Participant. If a Participant failed to designate a Beneficiary before his death as provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of his benefits, the Beneficiary designated shall be deemed to be the Participant's spouse, if the Participant was married at the time of his death. If the Participant was not married at the time of his death, the Committee shall make distribution of the Participant's interest in the Trust Fund to the person or persons indicated below in the following order of priority:

            7.7.1 The issue of the Participant by right of representation.

            7.7.2  The parents of the Participant.

            7.7.3 The siblings of the Participant and their issue by right of representation.

            7.7.4  The executor, administrator or personal
       representative of the Participant's estate.

       7.8 Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Company will be binding on the Participant and his Beneficiary for all purposes of the Plan.
The Committee shall not be required to search for or locate a Participant or Beneficiary. If the Company or Committee notify a Participant or Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Section, and the Participant or Beneficiary fails to claim his benefits under the Plan or make his whereabouts known to the Company or the Committee within two calendar years after the notification, the benefits under the Plan of the Participant or Beneficiary will be disposed of as follows:

            7.8.1 If the whereabouts of the Participant is unknown but the whereabouts of the Participant's designated Beneficiary then is known to the Company or the Committee, distribution will be made to the designated
       Beneficiary.

            7.8.2 If the whereabouts of the Participant and his designated Beneficiary then is unknown to the Company or the Committee, but the whereabouts of one or more relatives by adoption, blood or marriage of the Participant is known to the Company or the Committee, the Committee shall distribute the Participant's benefits to any one or more of such relatives and in such proportions as the Committee determines.

            7.8.3 If the whereabouts of the Participant, his designated Beneficiary and relatives is unknown, the balance of the Participant Account shall be deemed a forfeiture.

The foregoing to the contrary notwithstanding, if a claim for benefits distributed pursuant to the foregoing provisions is made by a Participant or designated Beneficiary who has not received such distribution and who would otherwise be entitled thereto, the Participant's benefit shall be restored and distributed under the applicable provisions of the Plan.

       7.9 Pre-Termination Distributions on Account of Hardship. The Committee may, upon the request of a Participant at any time prior to his termination of employment, direct the Trustees to make a lump-sum distribution to the Participant from the vested portion of his Participant Account, determined as of the Valuation Date coinciding with or immediately succeeding the date a request is made hereunder, for the purposes set forth below, subject to the following rules:

            (a) Each request for a distribution must be made by written application to the Committee supported by such evidence as the Committee may require;

            (b) In no event shall the amount distributed to a Participant in accordance with this Section 7.9 exceed the amount necessary to satisfy the financial hardship serving as the basis for the distribution;

            (c) The Committee shall direct the Trustee to make a distribution to a Participant in accordance with this
       Section 7.9 only to enable the Participant (1) to meet any expenses incurred or necessary for medical care, described in Section 213(d) of the Code, to the extent not covered by insurance, for the Participant or any of his dependents; (2) to pay tuition and related educational fees for the next 12-months post-secondary education for the Participant or any of his dependents; or (3) to purchase a principal residence for the Participant; or (4) to prevent eviction from the Participant's principal residence or foreclosure of the mortgage on the Participant's principal residence.

       7.10 Rollover Transfers and Withholding. If a distribution under this Article VII constitutes an "eligible rollover distribution" within the meaning of Section 402(f)(2)(A) of the Code, and the Participant or Beneficiary entitled to such distribution elects to have such distribution paid directly to an "eligible retirement plan" within the meaning of Section 401(a)(31)(D) of the Code, the Committee shall cause the distribution to be made in the form of a "trustee-to-trustee transfer" to the "eligible retirement plan" pursuant to Section 401(a)(31) of the Code and regulations thereunder. Within a reasonable time (i.e., no earlier than 90 days and no later than 30 days) prior to making an "eligible rollover distribution," the Committee shall provide the Participant or Beneficiary, whichever is applicable, with the written explanation described in Section 402(f) of the Code. To the extent required by the Code and regulations thereunder, the Committee shall direct the Trustees to withhold income tax on distributions from the Plan.

                          ARTICLE VIII

                     LIMITATIONS OF RIGHTS

       8.1 Non-Transferability of Benefits. The interests of Participants and Beneficiaries under the Plan are not subject to the claims of their creditors and may not in any way be assigned, alienated or encumbered. The foregoing shall not apply to qualified domestic relations orders within the meaning of Section 414(p) of the Code and regulations thereunder. The Committee shall adopt written rules and procedures relating to the administration of and payment pursuant to qualified domestic relations orders.

       8.2 Employees' Rights; Limitations. Neither the adoption of this Plan nor any modification thereof, nor the payment of any benefits, shall be construed as giving any Participant or other person any legal or equitable right against the Company, the Committee or the Trustees, or in or to any property in the Trust Fund, except as provided herein, nor as enlarging, modifying or affecting the tenure or terms of employment of any Participant.

                           ARTICLE IX

              AMENDMENT; MERGER, CONSOLIDATION OR
                TRANSFER OF ASSETS; TERMINATION

       9.1 Amendment. While the Company expects and intends to continue the Plan, it must necessarily reserve and reserves the right, subject to Section 9.5, to amend the Plan in whole or in part from time to time either retroactively or prospectively, by an instrument in writing, duly executed and acknowledged.

       9.2 Merger, Consolidation or Transfer of Assets. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

       9.3  Termination.

            9.3.1 The Plan will terminate on the date the Plan is terminated by the Company. Notwithstanding the foregoing, the Plan will terminate on the last day of the Plan Year coincident with or next following the first to occur of the following:

                      (a)  The date the Company is judicially
            declared bankrupt or insolvent; or

                      (b)  The dissolution, merger, consolidation
            or reorganization of the Company, or the sale by the Company of all or substantially all of its assets, except that, subject to the provisions of Section 9.2, in any such event arrangements may be made whereby the Plan will be continued by any successor to the Company or any purchaser of all or substantially all of the Company's assets, in which case the successor or purchaser will be substituted for the Company under the Plan.

            9.3.2 On termination of the Plan in accordance with 9.3.1, or on partial termination of the Plan by operation of law, any adjustments required under the Plan as of the last day of the Plan Year coincident with or next following such termination or partial termination shall be made and each affected Participant's benefits will be fully vested and nonforfeitable. The Committee shall then direct the Trustees to make distribution of such benefits in accordance with Article VII. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

       9.4 Discontinuance of Contributions. The Company shall have the right at any time to discontinue its contributions hereunder. For purposes of this Section 9.4, a complete discontinuance of contributions is contrasted with a suspension of contributions under the Plan which is merely a temporary cessation of contributions by the Company. Upon complete discontinuance of the Company's contributions, all affected Participants' rights to benefits shall become vested and nonforfeitable. The Committee shall continue to direct the Trustees to make distributions of benefits from time to time in accordance with Article VII. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

       9.5  Limitations.

            9.5.1 No amendment, modification or termination of this Plan shall reduce the vested interest of any Participant or cause any part of the Trust Fund to revert to the Company (except as may be specifically provided elsewhere in the Plan with respect to the return of Company contributions) or to be used for or diverted to or for the benefit of anyone other than Participants in the Plan and their Beneficiaries, including for this purpose former Participants and their Beneficiaries. For purposes of this paragraph, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (b) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing vested interests. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy.

            9.5.2 If any amendment changes the vesting schedule, any Participant with three or more Years of Service may, by filing a written request with the Committee within 60 days after receipt of notice of such amendment, elect to have his vested interest computed under the vesting schedule in effect prior to the amendment.

            9.5.3 The rights, duties or responsibilities of the Trustees shall not be changed without their written consent.

       9.6  Notice of Amendment, Termination or Partial
Termination. Affected Participants will be notified by the Committee of an amendment, termination or partial termination of the Plan within a reasonable time.

                           ARTICLE X

                           TRUST FUND

       10.1 Trust Agreement. The Company will enter into a Trust Agreement with the Trustees providing for the administration of the Trust Fund in such form and containing such provisions as the Company deems appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustees, and the authority of the Company to amend or terminate the Trust Agreement or to change Trustees and to settle accounts of the Trustees on behalf of all persons having an interest in the Trust Fund.

       10.2 Trust Contributions. The Trustees will not be responsible in any way for the collection of contributions provided for under this Plan. The Trustees will accept and hold under the Trust Agreement such contributions as they may receive from time to time from the Company. All contributions under the Plan will be paid over to the Trustees and will be held and administered under the Trust Agreement together with the income therefrom, for use in providing the benefits of the Plan. The Company will have no liability for the payment of benefits under the Plan.

       10.3 Trust Fund Investments. The Trust Fund will consist primarily of Common Stock. The Trustees are directed to invest and hold up to 100% of the Trust Fund in shares of Common Stock. The Trustees may purchase or sell Common Stock from or to the Company (provided, the requirements of Section 408(e) of ERISA are satisfied) or from or to any other source, and such Common Stock may be outstanding, newly issued or treasury securities. The Trustees shall not borrow money from the Company for the purpose of purchasing Common Stock.

       10.4 Participant Accounts. The Trustees are not required to maintain a segregation of assets in the Trust Fund for each Participant Account.

       10.5 Voting Rights. The Trustees will, in their fiduciary capacity, exercise all voting rights with respect to the Common
Stock in the Trust Fund.

                           ARTICLE XI

                   CLAIM AND REVIEW PROCEDURE

       11.1 Definitions.  For the purposes of the Claims
Procedure described in this Article, the following definitions shall apply:

            11.1.1 "Claim" refers to a request by a Claimant in accordance with this Article for a benefit under this Plan.

            11.1.2 "Claimant" refers to any Participant of this Plan and to any Beneficiary who is either in pay status on the date of a Claim is submitted hereunder or who as of such date claims to be entitled to receive a benefit under this Plan.

       11.2 Claim Filing Procedure. Each Claimant shall have the right to submit a Claim with respect to a benefit sought hereunder. Such Claim shall be in writing, signed by the Claimant under oath, and addressed and delivered to the Committee or its designated representative either personally or by certified or registered mail, return receipt requested. The
Claim shall state with particularity:

            11.2.1  The benefit claimed;

            11.2.2 The provisions of the Plan and the particular provisions of law, if any, upon which the Claimant relies in support of his Claim; and

            11.2.3  All facts believed to be relevant in
       connection with such Claim.

       11.3 Consideration of Claim; Rendering of Decision. Upon receipt of a Claim hereunder, the Committee or its designated representative shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant. In the event the Committee or its designated representative denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall set forth the following in a manner reasonably calculated to be understood by the Claimant:

            11.3.1 The reason or reasons for rejection of the Claim;

            11.3.2 The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination;

            11.3.3 A description of any additional information needed from the Claimant in order for him to perfect his Claim; and

            11.3.4  A statement outlining the Appellate Review
       Procedure as set forth in Section 11.4.

The failure of the Committee or its designated representative to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim; notice of such denial shall be deemed to have been given to the Claimant on the 90th day from receipt by the Committee or its designated representative of the Claim.

       11.4 Appellate Review Procedure. Where a Claim has been or is deemed denied, the Claimant shall have the right within 60 days after the date he receives or is deemed to have been given notice that his Claim has been rejected, in whole or in part, to a full and fair review pursuant to the Appellate Review Procedure set forth herein. Such procedure shall enable the Claimant to appeal from an adverse decision by delivering a written request for an appeal to the Committee either personally or by certified or registered mail, return receipt requested. Such request shall set forth the reasons why the Claimant believes the decision rejecting his Claim is erroneous and shall be signed by the Claimant under oath. Within 30 days after such request is received, the Committee will conduct a full and fair review of the entire Claim at a hearing, de novo, at which the Committee may invite the Claimant to present his views with respect to the merits of the Claim. In addition, the Claimant may submit issues and comments in writing to the Committee for consideration and may review pertinent documents. A decision with respect to the merits of the Claim shall be rendered by the Committee not later than 60 days after the delivery of the written request for an appeal hereunder, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, and then not later than 120 days after receipt of the request. The Claimant shall be notified in writing of the Appellate Review decision, which shall include specific reasons believed to support such decision, including specific references to provisions of this Plan and of law, shall be written in a manner reasonably calculated to be understood by the Claimant and shall be delivered to the Claimant.

       11.5 Limitation on Claims Procedure.

            11.5.1 Insofar as the same is consistent with regulations promulgated under Section 503 of the ERISA, relating to Claims Procedures, any Claim under this Claims Procedure must be submitted within 18 months from the earlier of (1) the date on which the Claimant learned of facts sufficient to enable him to formulate such Claim, or
       (2) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him to formulate such Claim. For this purpose, the first date on which any document that is filed with any governmental organization is either given to or made available (under law) to a Participant or beneficiary (in pay status), and which discloses facts sufficient to enable a reasonable person to formulate a Claim hereunder, shall be conclusively deemed to be the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him to formulate such a Claim.
       Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable.

            11.5.2 No statute of limitations set forth under either Section 413 of the ERISA, or any other applicable provision of law, shall be deemed to be extended in any way by the period of limitations set forth herein with respect to this Plan's Claims Procedure.

       11.6 Other Remedies.  No action shall be commenced under
Section 502(a)(1)(B) of the ERISA until the Claimant shall first have exhausted the Claims Procedure available to him hereunder, provided that such Claimant would not have been irreparably and materially harmed by any delay occasioned by this Claims Procedure.

       11.7 Authorized Representatives. All references in this Article to Claimant shall include representatives who are duly authorized as such, in writing, which authorization shall have been delivered to the Committee at some stage of the Claims Procedure. After such written authorization is delivered to the Committee, copies of all subsequent communications with the Claimant and decisions with respect to his Claim shall be delivered to the authorized representative, as well as to the Claimant.

                          ARTICLE XII

                         ADMINISTRATION

       12.1 Allocation of Responsibility Among Fiduciaries. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan. In general, the Company shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan, and shall have the sole authority to appoint and remove the Trustees and members of the Committee, and to amend or terminate the Plan, in whole or in part. The Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustees shall have the sole responsibility for the administration and management of the Trust Fund. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action.
Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan, and is not required to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

       12.2 Appointment of Committee. The Plan shall be administered by a Committee consisting of such persons, who shall serve for such terms, as the Chief Executive Officer of the Company shall determine. Members of the Committee may also act as Trustees.

       12.3 Committee Meetings. The Committee shall hold meetings upon such notices and at such place or places, and at such time or times as it may determine. Notices shall not be required if waived in writing. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by a vote of the majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members of the Committee. The Committee shall keep minutes of its actions. No member of the Committee shall have any right to vote on any matter relating solely to himself or to his rights or benefits under the Plan. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by a majority of the Board of Directors of the Company.

       12.4 Committee Officers. The Committee shall appoint one member as chairman of the Committee, and the chairman may appoint a secretary who need not be a member of the Committee. The Committee shall designate the person or persons who shall be authorized to sign for the Committee.

       12.5 Committee Expenses. All reasonable expenses of the Committee may be paid by the Company, but if not paid by the Company shall be paid from the Trust Fund. However, no fee or compensation shall be paid to any member of the Committee for his services as such.

       12.6 Committee Responsibilities. The Committee shall have the responsibility for the general administration of the Plan.
It shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and in amplification of the foregoing and not in limitation thereof, the Committee shall have the power to construe the Plan, to make such investigations as they may deem necessary, to determine all questions arising hereunder, including particularly directions to the Trustees on all matters necessary for it to properly discharge its powers and duties, but subject in all cases to the right of the Trustees to obtain and act upon the advice of their own legal counsel. In addition, the Committee shall have the responsibility for the reporting and disclosure requirements under ERISA permitted to be done by plan administrators (i.e., filing Form 5500s, Annual Reports, summary plan descriptions, and participant reports). Decisions of the Committee made in good faith upon any matters within the scope of its authority shall, unless disapproved by the Board of Directors of the Company, be final and binding on the Company, the Trustees, Participants, their Beneficiaries and all others. The Committee at all times, in making and carrying out its decisions and directions, shall act in a uniform and nondiscriminatory manner and may, from time to time, prescribe and modify uniform rules of interpretation and administration.

       12.7 Other Powers. In addition to the foregoing, the Committee shall have the following powers:

            12.7.1 To appoint or employ such accountants, legal counsel, specialists or other agents, persons or firms as they deem necessary or desirable in connection with the administration of the Plan and to delegate to such persons any powers and duties, both ministerial and discretionary, as the Committee deems appropriate.

            12.7.2 To prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits.

            12.7.3  To receive from the Company and from
       Participants such information as shall be necessary for the proper administration of the Plan.

       12.8 Indemnification of Committee. Each member of the Committee shall be indemnified by the Company (i.e., not from the Trust Fund) against costs, expenses, and liabilities reasonably incurred by him in connection with any action to which he may be a party by reason of his service as a member of the Committee except in relation to matters as to which he shall be adjudged in such action to be liable for negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as each member of the Committee may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses, and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which each member of the Committee may be entitled pursuant to the by-laws of the Company. Service as a member of the Committee shall be deemed in partial fulfillment of the member's function as an Employee, officer and/or director of the Company, if he serves in such capacity as well.

       12.9 Expenses of Establishing and Administering the Plan. All expenses paid or incurred in establishing and administering the Plan may be paid by the Company, but if not paid by the Company, shall be paid by the Trustees from the Trust Fund. Provided, that if expenses are paid by the Company, the Company may withhold as reimbursement such amounts from the contribution due the Plan for the fiscal year of the Company for which the expenses are paid or incurred.

                          ARTICLE XIII

                      TOP-HEAVY PROVISIONS

       13.1 Special Rules Applicable for Top-Heavy Plan Years.
The special rules of this Article shall apply to any Top-Heavy
Plan Year and shall supersede any conflicting provisions elsewhere in the Plan.

            13.1.1 For any Top-Heavy Plan Year, a Participant's interest in his Participant Account shall become vested and nonforfeitable to the extent of the following percentages based upon his Years of Service:

            Years of Service        Vested Percentage

            Less than 3                  0
            3 or more                  100

       This vesting schedule shall not apply to the Participant Account of any Participant who is not credited with an Hour of Service during the Top-Heavy Plan Year. If the Plan becomes a Top-Heavy Plan and subsequently ceases being a Top-Heavy Plan, the vesting schedule set forth above shall automatically cease to apply and the vesting schedule set forth in Section 5.6 shall automatically apply with respect to all amounts allocated to the Participant Account for Plan Years after the last Top-Heavy Plan Year. This change in vesting schedules shall apply only to the extent that Section 11.5 of the Plan and
       Section 411(a)(10) of the Code are satisfied.

            13.1.2 For any Top-Heavy Plan Year, the amount allocated to each Non-Key Employee who is employed by the Company on the last day of the Plan Year, under this Plan and any other defined contribution plan included in the Required Aggregation Group, shall not be less than the lesser of 3% of his Compensation for that Plan Year, or the largest percentage, as a percentage of the first $200,000 of the Key Employee's Compensation for that Plan Year, allocated to any Key Employee for that Plan Year. The foregoing minimum benefit shall be determined without regard to (a) contributions under the Federal Insurance Contributions Act or similar state or federal laws, (b) the number of Hours of Service credited to the Participant during the Plan Year, (c) whether the Participant's Compensation is less than a stated amount and (d) whether the Participant made an otherwise mandatory contribution to the Plan. If the Participant is also covered by a defined benefit Top Heavy Plan sponsored by the Company, the minimum benefit required by this subsection shall be satisfied by providing the required minimum benefit under the defined benefit plan offset by the benefits provided under this Plan and any other defined contribution plan maintained by the Company.

            13.1.3 Only the first $200,000 (as adjusted to take into account any cost-of-living increase adjustments provided under Section 416(d)(2) of the Code) of a Participant's Compensation for that Plan Year shall be taken into account for purposes of the Plan.

            13.1.4 The limitation on contributions shall be applied by substituting "1.0" for "1.25" in computing the defined benefit plan fraction and the defined contribution plan fraction for purposes of 5.5.3. This rule shall not apply, however, if the Plan is not a Super Top-Heavy Plan and each Participant who is not a Key Employee either (a) receives an allocation of at least 4% of his compensation for that year under the Plan or (b) accrues the minimum defined benefit accrual (defined in Section 416(c)(1) of the Code as modified by Section 416(h)(2)(A)(ii)(I) Code) for that year under any defined benefit plan maintained by the Company or an Affiliated Company.

       13.2 Definitions Relating to Top-Heavy Provisions. The following terms, when used in this Article, shall have the meaning set forth below, unless a different meaning is plainly required by the context:

       "Determination Date" means the last day of the preceding
Plan Year or the last day of the first Plan Year.

       "Key Employee" means each Employee or former Employee (and his Beneficiary) who at any time during the five Plan Years ending on the Determination Date:

            (a)  Was an officer of the Employer or an Affiliated
       Company (but only if he had Compensation greater than 50% of the dollar amount an effect under Section 415(b)(1)(A) of the Code for the Plan Year),

            (b) Was one of the ten Employees owning the largest interest of the Company and its Affiliated Companies (but only if he had Compensation greater than the dollar amount in effect under Section 415(c)(1)(A) of the Code for the Plan Year),

            (c) Owned at least 5% of the Company's outstanding shares of stock or at least 5% of the total combined voting power of the Company's shares of stock, or

            (d) Owned at least 1% of the Company's outstanding shares of stock or at least 1% of the total combined voting power of the Company's shares of stock and had Compensation of more than $150,000 from the Company and/or any Affiliated Company.

       The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

       "Non-Key Employee" means any Employee or former Employee who is not a Key Employee.

       "Permissive Aggregation Group" means all qualified employee pension benefit plans (within the meaning of ERISA) in the Required Aggregation Group and any qualified employee pension benefit plans sponsored by the Company or an Affiliated Company which are not part of the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group, and which the Company elects to include in the Permissive Aggregation Group.

       "Required Aggregation Group" means the Plan and any other qualified employee pension benefit plan sponsored by the Company or an Affiliated Company in which a Key Employee participates, or which enables the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

       "Super Top-Heavy Plan" means this Plan if it would constitute a Top-Heavy Plan if "90%" is substituted for "60%" wherever it appears in the definition of Top-Heavy Plan and Top-Heavy Group.

       "Top-Heavy Group" means all plans of the Company and any Affiliated Company in the Required Aggregation Group and any other qualified employee pension benefit plan of the Company and any Affiliated Company which the Company elects to aggregate as part of a Permissive Aggregation Group if, on any Determination Date, the Valuation Amount of all Key Employees' accrued benefits under those plans exceeds 60% of the Valuation Amount of all Participants' accrued benefits.

       "Top-Heavy Plan" means this Plan if, on any Determination
Date, the Valuation Amount of Key Employees' accrued benefits exceeds 60% of all Participants' accrued benefits.

       "Top-Heavy Plan Year" means any Plan Year during which the Plan is a Top-Heavy Plan or part of a Top-Heavy Group.

       "Valuation Amount" means, in the case of a defined benefit plan, the present value of the cumulative accrued benefits and, in the case of a defined contribution plan, the Participant's account balance adjusted for contributions due as of the Determination Date. Valuation Amount shall be determined as of the most recent valuation date which is within the 12-month period ending on the Determination Date. For purposes of determining the present value of cumulative accrued benefits and account balances, distributions made during the five Plan Years ending on the Determination Date shall be taken into account.
The determination of Valuation Amount will be made in accordance with Section 416(g) of the Code and the regulations thereunder.

                          ARTICLE XIV

                         MISCELLANEOUS

       14.1 Governing Law. Notwithstanding any other provisions of the Plan, the Committee shall administer the Plan in conformity with the applicable laws of the State of Utah and of the United States (including ERISA) and all rules and regulations from time to time promulgated under the authority of such laws.

       14.2 Information Returns.  The Company shall furnish the
Committee all data and information which is necessary to enable the Committee to file returns and reports required by the Internal Revenue Service and the Department of Labor.

       14.3 Company Action. Any action required or permitted to be taken by the Company may be taken on behalf of the Company by any officer of the Company.

       14.4 Company Records. Records of the Company as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and compensation will be conclusive on all persons, unless determined by the Committee to be incorrect.

       14.5 No Guarantee of Interests. Neither the Trustees, the Committee nor the Company in any way guarantees the Trust Fund from loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustees, the Committee and the Company to make any payments hereunder is limited to the available assets of the Trust Fund.

       14.6 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Committee's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

       14.7 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

       14.8 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable and signed, made or presented by the proper party or parties.

       14.9 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

       14.10 Gender and Number. Except where otherwise clearly indicated by the context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

       IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers this ____ day of _____________________, 1992.

                              SMITH'S FOOD & DRUG CENTERS, INC.


                              By
                                Its
ATTEST:





                        FIRST AMENDMENT
                               TO
 SMITH'S FOOD & DRUG CENTERS, INC. EMPLOYEE PROFIT SHARING PLAN

      WHEREAS,  the  Smith's Food & Drug Centers,  Inc.  Employee
Profit  Sharing  Plan  (the  "Plan")  was  established  effective
January 3, 1993;

      WHEREAS, in order to receive a favorable determination letter, the Internal Revenue Service has required that the Plan be amended;

     WHEREAS, the Company desires to amend the Plan;

      NOW, THEREFORE, Section 7.10 of the Plan is hereby amended and restated, effective January 3, 1993, to read in its entirety as follows:

             7.10 Rollover Transfers and Withholding. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.10, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                     7.10.1  An eligible rollover distribution is
          any distribution of all of any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                     7.10.2   An eligible retirement plan  is  an
          individual  retirement  account  described  in  Section
          408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    7.10.3 A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse, and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                    7.10.4  A direct rollover is a payment by the
          Plan to the eligible retirement plan specified by the distributee.

                     7.10.5   Within a reasonable time (i.e.,  no
          earlier than 90 days) prior to making an eligible rollover distribution, the Committee shall provide the distributee with the written explanation described in
          Section 402(f) of the Code. To the extent required by the Code and regulations thereunder, the Committee shall direct the Trustee to withhold income tax on distributions from the Plan.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 2nd day of August, 1993.

                              SMITH'S FOOD & DRUG CENTERS, INC.



                                                              By:
_______________________________
                                                              Its
___________________________

ATTEST:

________________________


                        SECOND AMENDMENT

                               TO

 SMITH'S FOOD & DRUG CENTERS, INC. EMPLOYEE PROFIT SHARING PLAN


       WHEREAS, the Smith's Food & Drug Centers, Inc. Employee Profit Sharing Plan (the "Plan") was established effective January 3, 1993;
       WHEREAS, the Company desires to amend the Plan to clarify the hours to be credited as Hours of Service;
       NOW, THEREFORE, subsections 2.2.2 and 2.2.6 of the Plan are hereby amended and restated, effective January 3, 1993, to read in their entirety as follows:
            2.2.2  Each hour for which an Employee is
       paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection 2.2.2 for any single continuous period (whether or not such period occurs in a single computation period). In addition, no Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws. Hours under this subsection 2.2.2 shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

       . . .

            2.2.6  Notwithstanding anything else to the
       contrary, for purposes only of allocating contributions and forfeitures under Section 5.2, the following shall apply:

            (a) The hours to be credited as Hours of Service pursuant to this Section 2.2 shall only be hours for which an Employee is paid, or entitled to payment, by the Company and such hours shall be credited to the Plan Year in which the payment is made. No hours will be credited with respect to payments on account of disability, whether or not made or due under a plan maintained solely for the purpose of complying with applicable disability insurance laws. Hours of Service for salaried Employees shall be determined on the basis of 45 hours per week. A salaried Employee who is employed for less than a full week shall be credited with the pro rata portion of such week during which he is employed by the Company.

            (b) The Hours of Service credited to a Participant during a Plan Year shall not exceed 2,080.

       IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this _____ day of
_____________.
                              SMITH'S FOOD & DRUG CENTERS, INC.



                              By
                                Its
ATTEST:

___________________________